UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 6, 2010, Genpact Limited (“Genpact”) held its annual meeting of shareholders (the “Annual Meeting”) in New York, New York. At the Annual Meeting, Genpact shareholders approved two proposals. The proposals are described in detail in Genpact’s previously filed  Proxy Statement related to the Annual Meeting.

Proposal 1

Genpact shareholders elected twelve individuals to the Board of Directors as set forth below:

	Votes cast in favor	Votes withheld
Pramod Bhasin	187,817,704	4,316,673
Rajat Kumar Gupta	192,023,960	110,417
Charles Alexander	192,060,460	73,917
John Barter	192,058,110	76,267
Steven A. Denning	167,101,558	25,032,819
Mark F. Dzialga	167,107,708	25,026,669
Douglas M. Kaden	188,370,846	3,763,531
Jagdish Khattar	162,740,442	29,393,935
James C. Madden	192,060,460	73,917
Denis J. Nayden	167,892,810	24,241,567
Robert G. Scott	192,060,460	73,917
A. Michael Spence	159,730,749	32,403,628

Proposal 2

Genpact shareholders ratified the appointment of KPMG as the company’s independent registered public accounting firm for the 2010 fiscal year as set forth below:

Ratification of Independent Registered Public Accounting Firm
Votes cast in favor	207,691,339
Votes cast against	291,200
Votes abstaining	150
Broker non-votes	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: April 9, 2010	By:	/s/ Heather White
	Name:	Heather White
	Title:	Vice President